SCHEDULE 14C
 (RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange

Act of 1934

Check the appropriate box:

[X] Preliminary Information Statement

[ ] Definitive Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5

(d)(2))

BEVERLY HOLDINGS, INC.
 (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which the transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials

[ ] check box if any part of the fee is offset as provided by Exchange Act Rule

0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement No.:

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(4) Date Filed:

BEVERLY HOLDINGS, INC.
3300 NW 185th Avenue Unit 155
Portland Oregon 97229

INFORMATION STATEMENT

PURSUANT TO SECTION 14

OF THE SECURITIES EXCHANGE ACT OF 1934

AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

Portland, Oregon

*, 2008

This information statement has been mailed on *, 2008 to the stockholders of record on *, 2008 (the "Record Date") of Beverly Holdings, Inc., a Nevada corporation (the "Company") in connection with certain actions to be taken by various written consent by stockholders of the Company holding a majority of the issued and outstanding shares of common stock of the Company, dated as of April 14, 2008 and June 14, 2008. The actions to be taken pursuant to the written consent shall be taken on or about *, 2008, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

By:	By Order of the Board of Directors,
/s/ JONATHAN ROYLANCE
Chief Executive Officer and Director
By Order of the Board of Directors,

NOTICE OF ACTION TO BE TAKEN PURSUANT THE WRITTEN CONSENT OF STOCKHOLDERS HOLDING A MAJORITY OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED JUNE 14, 2008

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the following two actions will be taken pursuant to various written consent of stockholders holding a majority of the issued and outstanding shares of common stock of the Company dated April 14, 2008 and June 14, 2008, in lieu of a special meeting of the stockholders. Such actions will be taken on or about *, 2008:

1. The majority stockholders will approve the amendment of the Company's Articles of Incorporation, as amended, as follows:

(a) change the Company's name from Beverly Holdings, Inc. to MIRA Financial Corporation;

(b) increase the number of authorized shares of common stock, par value $.001 per share (the "Common Stock"), of the Company from 50,000,000 shares to 100,000,000 shares; and

(c) authorize the creation of 10,000,00 shares of blank check preferred stock.

2. The majority stockholders will approve the Company's 2008 Incentive Plan and reserve up to 10,000,000 shares of Common Stock for issuance thereunder.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company's authorized capitalization consisted of 50,000,000 shares of Common Stock, of which * shares were issued and outstanding as of the Record Date. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as at the Record Date have voted in favor of the foregoing proposals by resolutions dated April 14, 2008 and June 14, 2008; and having sufficient voting power to approve such proposals through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.  The reslolution dated April 14, 2008 approved the increase in the authorized shares of common stock.  The resolution dated June 14,2 008 reaffirmed the  increase in the authorized shares of common stock and approved the name change, the creation of the blank check preferred shares and the adoption of the 2008 Incentive Plan.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on *, 2008.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written notice to stockholders pursuant to the Nevada Revised Statutes.

AMENDMENT TO THE ARTICLES OF INCORPORATION

On April 14, 2008, the stockholders of the Company holding a majority of the outstanding shares of common stock approved an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 100,000,000  On June 14, 2008, the stockholders of the Company holding a majority of the outstanding shares of common stock reaffirmed the amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 100,000,000, which was previously approved and approved the authorization of the creation of 10,000,00 shares of "blank check" preferred stock, change the Company's name from Beverly Holdings, Inc. to MIRA Financial Corporation and the adoption of the 2008 Incentive Stock Plan. The Company currently has authorized capital stock of 50,000,000 shares and approximately * shares of Common Stock are outstanding as of the Record Date. The Board believes that the increase in authorized common shares would provide the Company greater flexibility with respect to the Company's capital structure for such purposes as additional equity financing, and stock based acquisitions. The Company anticipates that the "blank check" preferred stock will be designated into classes as deemed appropriate by the Company in the future.

CHANGE OF THE COMPANY'S NAME

The amendment to the Company's Articles of Incorporation will change the Company's name from Beverly Holdings, Inc. to MIRA Financial Corporation The Company is changing its name to MIRA Financial Corporation to pursue its new business plan focused on the financial service business providing reverse mortgage, insurance, and/or other investment advisory or financial services to the senior market.

INCREASE IN AUTHORIZED COMMON STOCK

The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized common stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

As of the Record Date, a total of * shares of the Company's currently authorized 50,000,000 shares of Common Stock are issued and outstanding. The increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

One of the effects of the amendment might be to enable the board of directors to render it more difficult to, or discourage an attempt to, obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. The board of directors would, unless prohibited by applicable law, have additional shares of Common Stock available to effect transactions (such as private placements) in which the number of the Company's outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company. Such action could discourage an acquisition of the Company, which stockholders might view as desirable.

We believe that part of our business strategy will require us to raise capital to further our business strategy through the issuance of additional capital stock. Although as of the present time we do not have immediate plans for raising additional equity capital, we believe that, to avoid delays in the event additional funds are needed, we would need to provide now for sufficient authorized capital stock to complete such potential transactions and avoid the shareholder approval process needed to change our capital structure as part of any such transaction.

The unissued and unreserved shares of our common stock will also be available for any proper corporate purpose, as authorized by our Board of Directors, without further approval by our shareholders, except as otherwise required by law.

We are obligated under that certain Business Development Agreement that we entered on June 14, 2008 to issue additional aggregate 13,904,730 shares of its common stock to the owners of MIRA LLC at such times that the Company has acquired various rights and contractual arrangements to enter into the reverse mortgage business.

Shareholders do not have the statutory right to dissent and obtain an appraisal of their shares under Nevada law in connection with the amendment to our charter to increase our authorized common stock.
The following table sets forth information regarding the beneficial ownership of our common stock as of *, 2008. The information in this table provides the ownership information for:

  •   each person known by us to be the beneficial owner of more than 5% of our Common Stock;
  •   each of our directors;
  •   each of our executive officers; and
  •   our executive officers and directors as a group.

Beneficial ownership has been determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Common stock beneficially owned and percentage ownership is based on _____________ shares outstanding on *, 2008, and assuming the exercise of any options or warrants or conversion of any convertible securities held by such person, which are presently exercisable or will become exercisable within 60 days after *, 2008.

Name	Beneficially Owned	Percent of Class
Jonathan Roylance (1)	12,651,600(2)		%
Robert Kendrick	14,440,778(3)		%
Peter Gadkowski	10,000,000(4)		%

All officers and directors as a group (1 person)	12,651,600		%

*   Less than one percent

(1)  Officer and/or director of our Company.

(2)  Includes 6,000,000 shares held by Mr. Roylance personally, 6,000,000 shares held by Mr. Roylance’s wife and 651,600 shares of common stock held by corporations held solely by Mr. Roylance.

(3) Includes 5,000,000 shares of common stock held by Robert W. Kendrick 2008 Trust, 5,000,000 shares of common stock held by Darcis R. Kendrick 2008 Trust, 4,000,000 shares of common stock held by Olivia Grace Kendrick UGMAC/O Darci R. Kendrick and 440,000 shares held by a corporation soley owned by Mr. Kendrick’s wife and 778 shares held by a corporation which is soley owned by Mr. Kendrick.

(4) Includes 8,000,000 shares held by Mr. Gadkowski personally and 2,000,000 shares held by Mr. Gadkowski’s wife.

CREATION OF BLANK CHECK PREFERRED STOCK

The amendment to the Articles of Incorporation will create 10,000,000 authorized shares of "blank check" preferred stock. The proposed Amendment to the Articles of Incorporation attached as Exhibit "A" to this information statement contains provisions related to the "blank check" preferred stock. The following summary does not purport to be complete and is qualified in its entirety by reference to the proposed Amended and Restated Articles of Incorporation as set forth in Exhibit "A."

The term "blank check" refers to preferred stock, the creation and issuance of which is authorized in advance by the stockholders and the terms, rights and features of which are determined by the board of directors of the Company upon issuance. The authorization of such blank check preferred stock would permit the board of directors to authorize and issue preferred stock from time to time in one or more series.

Subject to the provisions of the Company's Amended and Restated Articles of Incorporation and the limitations prescribed by law, the board of directors would be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any further action or vote by the stockholders. The board of directors would be required to make any determination to issue shares of preferred stock based on its judgment as to the best interests of the Company and its stockholders. The board of directors is seeking stockholder approval of an amendment to the Articles of Incorporation which would give the board of directors flexibility, without further stockholder action, to issue preferred stock on such terms and conditions as the board of directors deems to be in the best interests of the Company and its stockholders.

The amendment will provide the Company with increased financial flexibility in meeting future capital requirements by providing another type of security in addition to its Common Stock, as it will allow preferred stock to be available for issuance from time to time and with such features as determined by the board of directors for any proper corporate purpose. It is anticipated that such purposes may include exchanging preferred stock for Common Stock and, without limitation, may include the issuance for cash as a means of obtaining capital for use by the Company, or issuance as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or assets.

Any issuance of preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of the Company. Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise. The ability of the board of directors to issue such additional shares of preferred stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of preferred stock to persons friendly to the board of directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

While the amendment may have anti-takeover ramifications, the board of directors believes that the financial flexibility offered by the amendment outweighs any disadvantages. To the extent that the amendment may have anti-takeover effects, the amendment may encourage persons seeking to acquire the Company to negotiate directly with the board of directors enabling the board of directors to consider the proposed transaction in a manner that best serves the stockholders' interests.

APPROVAL OF THE 2008 INCENTIVE PLAN

The Company's majority stockholders approved the 2008 Incentive Plan (the "2008 Incentive Plan") pursuant to which options to purchase up to 10,000,000 shares of common stock may be issued thereunder. The following is a summary of principal features of the 2008 Incentive Plan. The summary, however, does not purport to be a complete description of all the provisions of the 2008 Incentive Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Company's Chief Executive Officer, Jonathan Roylance, at the Company's principal offices at 3300 NW 185th Avenue Unit 155, Portland Oregon 97229.

GENERAL

Under the 2008 Incentive Plan, options may be granted which are intended to qualify as Incentive Stock Options ("ISOs") under Section 422 of the Internal Revenue Code of 1986 (the "Code") or which are not ("Non-ISOs") intended to qualify as Incentive Stock Options thereunder.

The 2008 Incentive Plan and the right of participants to make purchases thereunder are intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The 2008 Incentive Plan is not a qualified deferred compensation plan under Section 401(a) of the Internal Revenue Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

PURPOSE

The primary purpose of the 2008 Incentive Plan is to attract and retain the best available personnel for the Company in order to promote the success of the Company's future business that it selects to enter and to facilitate the ownership of the Company's stock by employees at such time as the Company has employees. In the event that the 2008 Incentive Plan is not adopted the Company may have considerable difficulty in attracting and retaining qualified personnel, officers, directors and consultants.

ADMINISTRATION

The 2008 Incentive Plan, when approved, will be administered by the Company's Board of Directors, as the Board of Directors may be composed from time to time. All questions of interpretation of the 2008 Incentive Plan are determined by the Board, and its decisions are final and binding upon all participants. Any determination by a majority of the members of the Board of Directors at any meeting, or by written consent in lieu of a meeting, shall be deemed to have been made by the whole Board of Directors.

Notwithstanding the foregoing, the Board of Directors may at any time, or from time to time, appoint a committee (the "Committee") of at least two members of the Board of Directors, and delegate to the Committee the authority of the Board of Directors to administer the Plan. Upon such appointment and delegation, the Committee shall have all the powers, privileges and duties of the Board of Directors, and shall be substituted for the Board of Directors, in the administration of the Plan, subject to certain limitations.

Members of the Board of Directors who are eligible employees are permitted to participate in the 2008 Incentive Plan, provided that any such eligible member may not vote on any matter affecting the administration of the 2008 Incentive Plan or the grant of any option pursuant to it, or serve on a committee appointed to administer the 2008 Incentive Plan. In the event that any member of the Board of Directors is at any time not a "disinterested person", as defined in Rule 16b-3(c)(3)(i) promulgated pursuant to the Securities Exchange Act of 1934, the Plan shall not be administered by the Board of Directors, and may only by administered by a Committee, all the members of which are disinterested persons, as so defined.

ELIGIBILITY

Under the 2008 Incentive Plan, options may be granted to key employees, officers, directors or consultants of the Company, as provided in the 2008 Incentive Plan.

TERMS OF OPTIONS

The term of each Option granted under the Plan shall be contained in a stock option agreement between the Optionee and the Company and such terms shall be determined by the Board of Directors consistent with the provisions of the Plan, including the following:

(a) Purchase Price. The purchase price of the Common Shares subject to each ISO shall not be less than the fair market value (as set forth in the 2008 Incentive Plan), or in the case of the grant of an ISO to a Principal Stockholder, not less that 110% of fair market value of such Common Shares at the time such Option is granted. The purchase price of the Common Shares subject to each Non-ISO shall be determined at the time such Option is granted, but in no case less than 85% of the fair market value of such Common Shares at the time such Option is granted. The purchase price of the Common Shares subject to each Non-ISO.

(b) Vesting. The dates on which each Option (or portion thereof) shall be exercisable and the conditions precedent to such exercise, if any, shall be fixed by the Board of Directors, in its discretion, at the time such Option is granted.

(c) Expiration. The expiration of each Option shall be fixed by the Board of Directors, in its discretion, at the time such Option is granted; however, unless otherwise determined by the Board of Directors at the time such Option is granted, an Option shall be exercisable for ten

(10) years after the date on which it was granted (the "Grant Date"). Each Option shall be subject to earlier termination as expressly provided in the 2008 Incentive Plan or as determined by the Board of Directors, in its discretion, at the time such Option is granted.

(d) Transferability. No Option shall be transferable, except by will or the laws of descent and distribution, and any Option may be exercised during the lifetime of the Optionee only by him. No Option granted under the Plan shall be subject to execution, attachment or other process.

(e) Option Adjustments. The aggregate number and class of shares as to which Options may be granted under the Plan, the number and class shares covered by each outstanding Option and the exercise price per share thereof (but not the total price), and all such Options, shall each be proportionately adjusted for any increase decrease in the number of issued Common Shares resulting from split-up spin-off or consolidation of shares or any like Capital adjustment or the payment of any stock dividend.

Except as otherwise provided in the 2008 Incentive Plan, any Option granted hereunder shall terminate in the event of a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of the Company. However, the Optionee shall have the right immediately prior to any such transaction to exercise his Option in whole or in part notwithstanding any otherwise applicable vesting requirements.

(f) Termination, Modification and Amendment. The 2008 Incentive Plan (but not Options previously granted under the Plan) shall terminate ten (10) years from the earlier of the date of its adoption by the Board of Directors or the date on which the Plan is approved by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon, and no Option shall be granted after termination of the 2008 Incentive Plan. Subject to certain restrictions, the 2008 Incentive Plan may at any time be terminated and from time to time be modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the State of Nevada.

Federal Income Tax Aspects of the 2008 Incentive Plan

The following is a brief summary of the effect of Federal income taxation upon the participants and the Company with respect to the purchase of shares under the 2008 Incentive Plan. This summary does not purport to be complete and does not address the Federal income tax consequences to taxpayers with special tax status. In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside, and does not discuss estate, gift or other tax consequences other than income tax consequences. The Company advises each participant to consult his or her own tax advisor regarding the tax consequences of participation in the 2008 Incentive Plan and for reference to applicable provisions of the Code.

The 2008 Incentive Plan and the right of participants to make purchases thereunder are intended to qualify under the provisions of Sections 421, 422 and 423 of the Code. Under these provisions, no income will be recognized by a participant prior to disposition of shares acquired under the 2008 Incentive Plan.

If the shares are sold or otherwise disposed of (including by way of gift) more than two years after the first day of the offering period during which shares were purchased (the "Offering Date"), a participant will recognize as ordinary income at the time of such disposition the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price of the shares or (b) 15% of the fair market value of the shares on the first day of the offering period. Any further gain or loss upon such disposition will be treated as long-term capital gain or loss. If the shares are sold for a sale price less than the purchase price, there is no ordinary income and the participant has a capital loss for the difference.

If the shares are sold or otherwise disposed of (including by way of gift) before the expiration of the two-year holding period described above, the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gift of the shares is made. The balance of any gain or loss will be treated as capital gain or loss and will be treated as long-term capital gain or loss if the shares have been held more than one year.

In the case of a participant who is subject to Section 16(b) of the Exchange Act, the purchase date for purposes of calculating such participant's compensation income and beginning of the capital gain holding period may be deferred for up to six months under certain circumstances. Such individuals should consult with their personal tax advisors prior to buying or selling shares under the 2008 Incentive Plan.

The ordinary income reported under the rules described above, added to the actual purchase price of the shares, determines the tax basis of the shares for the purpose of determining capital gain or loss on a sale or exchange of the shares.

The Company is entitled to a deduction for amounts taxed as ordinary income to a participant only to the extent that ordinary income must be reported upon disposition of shares by the participant before the expiration of the two-year holding period described above.

RESTRICTIONS ON RESALE

Certain officers and directors of the Company may be deemed to be "affiliates" of the Company as that term is defined under the Securities Act. The Common Stock acquired under the 2008 Incentive Plan by an affiliate may be reoffered or resold only pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act.

REQUIRED VOTE

On April 14, 2008, the stockholders of the Company holding a majority of the outstanding shares of common stock approved an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 100,000,000  On June 14, 2008, the stockholders of the Company holding a majority of the outstanding shares of common stock reaffirmed the amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 100,000,000, which was previously approved and approved the authorization of the creation of 10,000,00 shares of "blank check" preferred stock, change the Company's name from Beverly Holdings, Inc. to MIRA Financial Corporation and the adoption of the 2008 Incentive Stock Plan.

ADDITIONAL INFORMATION

The Company's annual report on Form 10-KSB for the fiscal year ended June 30, 2007 and quarterly report on Form 10-QSB for the quarter ended March 31, 2008 are being delivered to you with this Information Statement. The Company will furnish a copy of any exhibit thereto or other information upon request by a stockholder to Jonathan Roylance, Chief Executive Officer, Beverly Holdings, Inc., 3300 NW 185th Avenue, Unit 155 Portland Oregon  97229; 503-520-1376.

By Order of the Board of Directors,

/s/ JONATHAN ROYLANCE
Chief Executive Officer and Director

EXHIBIT A

CERTIFICATE OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

BEVERLY HOLDINGS, INC.

The undersigned, being the President and Chief Executive Officer of BEVERLY HOLDINGS, INC., a corporation existing under the laws of the State of Nevada, does hereby certify under the seal of the said corporation as follows:

1. The certificate of incorporation of the Corporation is hereby amended by replacing Article First, in its entirety, with the following:

"FIRST: The name of the Corporation is MIRA Financial Corporation"

2. The certificate of incorporation of the Corporation is hereby amended by replacing Article Fourth, in its entirety, with the following:

"FOURTH: The Corporation is authorized to issue two classes of stock. One class of stock shall be Common Stock, par value $0.001. The second class of stock shall be Preferred Stock, par value $0.001. The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.

The total number of shares of stock of each class which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:

Class	Par Value	Authorized Shares

Common	$0.001	100,000,000
Preferred	$0.001	10,000,00

Totals:		110,000,00

4. The amendment of the certificate of incorporation herein certified has been duly adopted by the unanimous written consent of the Corporation's Board of Directors and a majority of the Corporation's stockholders in accordance with the provisions of Sections ____________ of the Nevada Revised Statutes of the State of Nevada.

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Corporation's Certificate of Incorporation to be signed by Jonathan Roylance, its Chief Executive Officer and Secretary, this ____ day of _____ 2008.

BEVERLY HOLDINGS, INC.

By:	/s/ Jonathan Roylance
Jonathan Roylance
Chief Executive Officer and Secretary